Exhibit 99.1

Epiq Systems Completes Repricing of $300 Million Term Loan

Kansas City, KS (March 27, 2014) — Epiq Systems, Inc. (NASDAQ: EPIQ), a leading provider of managed technology for the global legal profession, today announced that it has completed a repricing of the $300 million term loan under its senior secured credit agreement.  The repricing has lowered the term loan interest rate by a total of 50 basis points.

The amended pricing with respect to the term loan reduces the interest rate options under Epiq’s senior secured term loan by 25 basis points and reduces the interest rate floor options under the term loan by 25 basis points.

The maturity of the term loan remains August 2020 and all other material provisions under the senior secured credit agreement remain unchanged, including the $200 million uncommitted accordion feature of the credit agreement which would allow the company to increase the credit agreement from $400 million to $600 million.

About Epiq Systems

Epiq Systems is a leading global provider of technology-enabled solutions for electronic discovery, bankruptcy and class action administration.  We offer full-service capabilities to support litigation, investigations, financial transactions, regulatory compliance and other legal matters.  Our innovative technology and services, combined with deep subject-matter expertise, provide reliable solutions for the professionals we serve.  Visit us at www.epiqsystems.com.

Forward-looking and Cautionary Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which include, but are not limited to, any projection or expectation of earnings, revenue or other financial items; the plans, strategies and objectives of management for future operations; factors that may affect our operating results; new products or services; the demand for our products or services; the future growth of our segments; our ability to consummate acquisitions and successfully integrate them into our operations; future capital expenditures; effects of current or future economic conditions or performance; and industry trends and other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing.  These forward-looking statements are based on our current expectations which may not prove to be accurate.   Forward-looking statements may be identified by terms such as “believe,” “expect,” “anticipate,” “should,” “planned,” “may,” “estimated,” “goal,” “objective,” “seeks,” and “potential” and variations of these words and similar expressions or negatives of these words.  Because forward-looking statements involve future risks and uncertainties, listed below are a variety of factors that could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in our forward-looking statements.  These factors include (1) any material changes in our total number of client engagements and the volume associated with each engagement, (2) any material changes in our clients’ deposit portfolio or the services required or selected by our clients in engagements, (3) material changes in the number of bankruptcy filings, class action filings or mass tort actions each year, or changes in government legislation or court rules affecting these filings, (4) overall strength and stability of general economic conditions, both in the United States and in the global markets, (5) failure to keep pace with technological changes and significant changes in the competitive environment, (6) risks associated with the handling of confidential data and compliance with information privacy laws, (7) changes in or the effects of pricing structures and arrangements, (8) risks associated with the integration of acquisitions into our existing business operations, (9) risks associated with indebtedness, (10) risks associated with foreign currency fluctuations, (11) risks associated with developing and providing software and internet-based technology solutions to our clients, (12) risks associated with cyber attacks, interruptions or delays in services at data centers, (13) risks of errors or failures of software or services, (14) risks associated with our international operations, (15) risks of litigation against us or failure to protect our intellectual property, (16) any material non-cash write-downs based on impairment of our goodwill, and (17) other risks detailed from time to time in our SEC filings, including our most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.  In addition, there may be other factors not included in our SEC filings that may cause actual results to differ materially from any forward-looking statements. We undertake no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law.

For more information

Lew Schroeber, Investor Relations

Telephone: 913-621-9500

Email:  ir@epiqsystems.com

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